   As filed with the Securities and Exchange Commission on November 9, 2000
                                                    Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                              IMMUNEX CORPORATION
            (Exact name of registrant as specified in its charter)

                         Washington                                                      51-0346580
(Stateor other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                                ---------------
                             51 University Street
                           Seattle, Washington 98101
                                (206) 587-0430
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                               Edward V. Fritzky
         President, Chief Executive Officer and Chairman of the Board
                              Immunex Corporation
                             51 University Street
                           Seattle, Washington 98101
                                (206) 587-0430
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:

           Stephen M. Graham                 Rise B. Norman            John T. Bostelman
             Alan C. Smith             Simpson Thacher & Bartlett        John L. Savva
           Pamela M. Almaguer             425 Lexington Avenue        Sullivan & Cromwell
   Orrick, Herrington & Sutcliffe LLP   New York, New York 10017     1870 Embarcadero Road
      701 Fifth Avenue, Suite 6500                                Palo Alto, California 94303
       Seattle, Washington 98104

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-43354
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

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
                                                       Proposed Maximum
                                                           Aggregate     Proposed Maximum
 Title of Each Class of Securities     Amount to Be     Offering Price       Aggregate         Amount of
         to Be Registered               Registered       Per Share(1)     Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------
 Common stock, par value $.01 per       10,500,000
  share..........................         shares            $39.75         $417,375,000        $110,187
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
(1)  Based on the offering price.

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

 INCORPORATION BY REFERENCE TO REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION
                                 NO. 333-43354)

   Immunex Corporation hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-43354), as amended (including the exhibits thereto), declared effective at approximately 4:00 p.m., EST, on August 30, 2000 by the Securities and Exchange Commission.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

 Number                               Description
 ------                               -----------
  5.1   Opinion of Orrick, Herrington & Sutcliffe LLP as to the legality of the shares.

 23.1   Consent of Ernst & Young LLP, Independent Auditors.

 23.2 Consent of Orrick, Herrington & Sutcliffe LLP (contained in the opinion filed as Exhibit 5.1).

 24.1* Power of Attorney (see page II-4 of the registrant's registration statement on Form S-3 (Registration No. 333-43354) which is incorporated herein by reference).

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*  Previously filed

                               ----------------

                           Rule 111(b) Certification

   In accordance with Rule 111(b) under the Securities Act of 1933, the undersigned registrant hereby certifies that:

    (i) the registrant or its agent has instructed the registrant's bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the account of the registrant or its agent to the Commission's account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of the Rule 462(b) registration statement to which such filing fee relates;

    (ii)   the registrant or its agent will not revoke such instructions;
           and

    (iii) the registrant or its agent has sufficient funds in such account to cover the amount of such filing fee.

   The registrant further undertakes that, if such instructions have been sent after the close of business of such bank or wire transfer service, it will confirm receipt of such instructions by such bank or wire transfer service during regular business hours on the following business day.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 9th day of November, 2000

                                          IMMUNEX CORPORATION

                                                 /s/ Edward V. Fritzky
                                          By: _________________________________
                                                     Edward V. Fritzky
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 9th day of November, 2000.

               Signature                                    Title
               ---------                                    -----
        /s/ Edward V. Fritzky           President, Chief Executive Officer and
 ______________________________________  Chairman of the Board (Principal Executive
           Edward V. Fritzky             Officer)

          /s/ David A. Mann             Senior Vice President, Chief Financial
 ______________________________________  Officer and Treasurer (Principal Financial
             David A. Mann               and Accounting Officer)

          * Kirby L. Cramer             Director
 ______________________________________
            Kirby L. Cramer

           * John E. Lyons              Director
 ______________________________________
             John E. Lyons

          * Joseph M. Mahady            Director
 ______________________________________
            Joseph M. Mahady

          * Edith W. Martin             Director
 ______________________________________
            Edith W. Martin

         * Peggy V. Phillips            Director
 ______________________________________
           Peggy V. Phillips

               Signature                                    Title
               ---------                                    -----

         * Lawrence V. Stein            Director
 ______________________________________
           Lawrence V. Stein

        * Douglas E. Williams           Director
 ______________________________________
          Douglas E. Williams

       /s/ Edward V. Fritzky
 *By: _________________________________
           Edward V. Fritzky
            Attorney-in-Fact

                               INDEX TO EXHIBITS

 Number                               Description
 ------                               -----------
  5.1   Opinion of Orrick, Herrington & Sutcliffe LLP as to the legality of the shares.

 23.1   Consent of Ernst & Young LLP, Independent Auditors.

 23.2 Consent of Orrick, Herrington & Sutcliffe LLP (contained in the opinion filed as Exhibit 5.1).

 24.1* Power of Attorney (see page II-4 of the registrant's registration statement on Form S-3 (Registration No. 333-43354) which is incorporated herein by reference).

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*  Previously filed